Exhibit 99.1

For Immediate Release

ACI WORLDWIDE EXTENDS EXPIRATION DATE FOR S1 EXCHANGE OFFER TO OCTOBER 31, 2011

NEW YORK, September 28, 2011 – ACI Worldwide, Inc. (Nasdaq: ACIW) announced today that it has extended its exchange offer for all of the outstanding shares of common stock of S1 Corporation (Nasdaq: SONE) to 5:00 p.m., Eastern Time, on Monday, October 31, 2011, unless extended. As of 5:00 p.m., Eastern Time, on Tuesday, September 27, 2011, 12,965,097 shares of S1 common stock had been tendered in, and not withdrawn from, the exchange offer.

In connection with the extension of the expiration date for its exchange offer, ACI stated that it withdrew its prior filing under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the “HSR Act”), but plans to refile it today, after which the waiting period under the HSR Act would expire at 5:00 p.m., Eastern Time, on Friday, October 28, 2011, unless terminated earlier.

About ACI Worldwide

ACI Worldwide powers electronic payments for more than 800 financial institutions, retailers and processors around the world, with its broad and integrated suite of electronic payment software. More than 90 billion times each year, ACI’s solutions process consumer payments. On an average day, ACI software manages more than US$12 trillion in wholesale payments. And for more than 160 organizations worldwide, ACI software helps to protect their customers from financial crime. To learn more about ACI and understand why we are trusted globally, please visit www.aciworldwide.com. You can also find us on www.paymentsinsights.com or on Twitter @ACI_Worldwide.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The safe harbor provisions of the Private Securities Litigation Reform Act of 1995 do not apply to any forward-looking statements made in connection with an exchange offer.

We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to, the following: (1) that a transaction with S1 may not be completed on a timely basis and on favorable terms, (2) negative effects on our business or S1’s business resulting from the pendency of the proposed transaction, (3) that we may not achieve the synergies and other expected benefits within the expected time or in the amounts we anticipate, and (4) that we may not be able to promptly and effectively integrate the merged businesses. Other factors that could materially affect our business and actual results of operations are discussed in our most recent 10-Ks as well as other filings with the SEC available at the SEC website at www.sec.gov.

Available Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ACI has filed with the SEC a registration statement on Form S-4 containing a prospectus and other documents with respect to the proposed acquisition of S1 and mailed the prospectus to S1 shareholders. INVESTORS AND SECURITY HOLDERS OF S1 AND ACI ARE URGED TO READ THE APPLICABLE PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN AND WILL BE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of the registration statement, prospectus and other documents filed with the SEC by ACI through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ACI will be available free of charge on ACI’s internet website at www.aciworldwide.com or by contacting ACI’s Investor Relations Department at 646-348-6706.

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For more information contact

Media Contacts:

James Golden / Scott Bisang / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Contacts:

Art Crozier / Jennifer Shotwell / Scott Winter

Innisfree M&A Incorporated

(212) 750-5833

Tamar Gerber

Vice President, Investor Relations & Financial Communications

ACI Worldwide, Inc.

(646) 348- 6706